Effective October 10 2006 the
Companys American Depositary Share
(ADS) Ratio Changed from 1100 (One
ADS Representing One Hundred
Ordinary Share) to 125 (One ADS
Representing Twenty Five Ordinary
Shares).

EXHIBIT A
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents
onehundred (100) deposited Shares)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR CLASS H ORDINARY SHARES
PAR VALUE RMB 1.00 EACH
OF
ALUMINUM CORPORATION OF
CHINA LIMITED
(INCORPORATED UNDER THE LAWS OF
THE PEOPLES REPUBLIC OF CHINA)
      The Bank of New York as depositary
(hereinafter called the Depositary) hereby
certifies that _____________ or registered
assigns IS THE OWNER OF
______________________.
AMERICAN DEPOSITARY SHARES
representing deposited Class H ordinary
shares par value RMB 1.00 per share (herein called Shares) of Aluminum Corporation of China Limited incorporated under the laws of The Peoples Republic of China (herein called the Company). At the date hereof each American Depositary Share represents onehundred (100) Shares deposited or subject to deposit under the Deposit
Agreement (as such term is hereinafter
defined) at the Hong Kong office of The
HongKong and Shanghai Banking
Corporation Limited (herein called the
Custodian). The Depositarys Corporate
Trust Office is located at a different address than its principal executive office. Its
Corporate Trust Office is located at 101
Barclay Street New York N.Y. 10286 and its principal executive office is located at One
Wall Street New York N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET NEW YORK
N.Y. 10286


1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts) all
issued and to be issued upon the terms and
conditions set forth in the deposit agreement
dated as of December 12 2001 (herein called
the Deposit Agreement) by and among the
Company the Depositary and all Owners and
Beneficial Owners from time to time of
Receipts issued thereunder each of whom by
accepting a Receipt agrees to become a
party thereto and become bound by all the
terms and conditions thereof. The Deposit
Agreement sets forth the rights of Owners
and Beneficial Owners of the Receipts and
the rights and duties of the Depositary in
respect of the Shares deposited thereunder
and any and all other securities property and
cash from time to time received in respect of
such Shares and held thereunder (such
Shares securities property and cash are
herein called Deposited Securities). Copies
of the Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement to which reference is hereby
made. Capitalized terms defined in the
Deposit Agreement and not defined herein
shall have the meanings set forth in the
Deposit Agreement.
      The Owner of this Receipt agrees
that by accepting this Receipt such Owner
shall hold such Receipt subject to and with
the obligations of the provisions hereof and
of the Deposit Agreement.
2.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt for the purpose of withdrawal of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt and upon payment of the fee of
the Depositary provided in this Receipt and
payment of all taxes and governmental
charges payable in connection with such
surrender and withdrawal of Deposited
Securities and subject to the terms and
conditions of the Deposit Agreement
applicable law and the Deposited Securities
the Owner hereof is entitled to delivery to
him or upon his order of the amount of
Deposited Securities at the time represented
by the American Depositary Shares for
which this Receipt is issued. Delivery of
such Deposited Securities may be made by
the delivery of (a) Shares in the name of the
Owner hereof or as ordered by him or
certificates properly endorsed or
accompanied by proper instruments of
transfer to the Owner hereof or as ordered
by him and (b) any other securities property
and cash to which such Owner is then
entitled in respect of this Receipt. Such
delivery will be made at the option of the
Owner hereof either at the office of the
Custodian or at the Corporate Trust Office
of the Depositary provided that the
forwarding of certificates for Shares or other
Deposited Securities for such delivery at the
Corporate Trust Office of the Depositary
shall be at the risk and expense of the Owner
hereof. The Depositary shall not deliver
Shares except upon the receipt and
cancellation of Receipts.
3.	TRANSFERS SPLITUPS AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and duly stamped as may be
required by the laws of the state of New
York and of the United States and funds
sufficient to pay any applicable transfer
taxes and the expenses of the Depositary and
upon compliance with such regulations if
any as the Depositary may establish for such
purpose. This Receipt subject to the terms of
the Deposit Agreement may be split into
other such Receipts or may be combined
with other such Receipts into one Receipt
evidencing the same aggregate number of
American Depositary Shares as the Receipt
or Receipts surrendered. As a condition
precedent to the execution and delivery
registration of transfer splitup combination
or surrender of any Receipt or withdrawal of
any Deposited Securities the Depositary the
Company the Custodian or the Registrar
may require payment from the depositor of
the Shares or the presenter of the Receipt of
a sum sufficient to reimburse it for any tax
or other governmental charge and any stock
transfer or registration fee with respect
thereto (including any such tax or charge
and fee with respect to Shares being
deposited or withdrawn) and payment of any
applicable fees as provided in this Receipt
may require the production of proof
satisfactory to its as to the identity and
genuineness of any signature and may also
require compliance with any laws or
governmental regulations relating to
Receipts or American Depositary Shares or
to the withdrawal of Deposited Securities
and such other reasonable regulations if any
that the Depositary may establish consistent
with the provisions of the Deposit
Agreement or this Receipt.
      Upon notice to the Company (if
other than in the ordinary course of
business) the delivery of Receipts against
deposit of Shares generally or against
deposit of particular Shares may be
suspended or the transfer of Receipts in
particular instances may be refused or the
registration of transfer of outstanding
Receipts generally may be suspended during
any period when the transfer books of the
Depositary or the Company are closed or if
any such action is deemed necessary or
advisable by the Depositary or the Company
at any time or from time to time because of
any requirement of law or of any
government or governmental body or
commission or any securities exchange on
which such Receipts or Shares are listed or
under any provision of the Deposit
Agreement or this Receipt or for any other
reason subject to the provisions of Article 23
hereof. Notwithstanding the foregoing
sentence or any other provision of the
Deposit Agreement to the contrary Owners
shall be entitled to withdraw Deposited
Securities subject only to (i) temporary
delays caused by closing the transfer books
of the Depositary or the Company or the
deposit of Shares in connection with voting
at a shareholders meetings or the payment of
dividends (ii) the payment of fees taxes and
similar charges and (iii) compliance with
any U.S. or foreign laws or governmental
regulations relating to the Receipts or to the
withdrawal of the Deposited Securities.
Without limitation of the foregoing the
Depositary shall not knowingly accept for
deposit under the Deposit Agreement any
Shares required to be registered under the
provisions of the Securities Act of 1933
unless a registration statement is in effect as
to such Shares or to the extent the
Depositary has received written instructions
with respect thereto from the Company any
Shares the deposit of which would violate
any provision of the Articles of Association
of the Company.
4.	LIABILITY OF OWNER OR
BENEFICIAL OWNER FOR TAXES.
      If any tax or other governmental
charge shall become payable by the
Custodian or the Depositary with respect to
any Receipt or any Deposited Securities
represented hereby such tax or other
governmental charge shall be payable by the
Owner hereof to the Depositary. The
Depositary may refuse to effect any transfer
of this Receipt or any withdrawal of
Deposited Securities represented by
American Depositary Shares evidenced by
such Receipt until such payment is made
and may withhold any dividends or other
distributions or may sell for the account of
the Owner hereof any part or all of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt and may apply such dividends
or other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Owner hereof
shall remain liable for any deficiency.
5.	WARRANTIES ON DEPOSIT OF
SHARES.
      Every person depositing Shares
under the Deposit Agreement shall be
deemed thereby to represent and warrant
that such Shares and each certificate therefor
are validly issued fully paid nonassessable
and free of any preemptive rights of the
holders of outstanding Shares and that the
person making such deposit is duly
authorized so to do. Every such person shall
also be deemed to represent that such Shares
and the Receipts evidencing American
Depositary Shares representing such Shares
would not be Restricted Securities. Such
representations and warranties shall survive
the deposit of Shares and issuance of
Receipts.
6.	FILING PROOFS
CERTIFICATES AND OTHER
INFORMATION.
      Any person presenting Shares for
deposit or any Owner or Beneficial Owner
of a Receipt may be required from time to
time to file with the Depositary or the
Custodian such proof of citizenship or
residence exchange control approval or such
information relating to the registration on
the books of the Company or the Foreign
Registrar if applicable to execute such
certificates and to make such representations
and warranties as the Depositary may deem
necessary or proper. The Depositary may
withhold the delivery or registration of
transfer of any Receipt or the distribution of
any dividend or sale or distribution of rights
or of the proceeds thereof or the delivery of
any Deposited Securities until such proof or
other information is filed or such certificates
are executed or such representations and
warranties made. The Depositary shall upon
the reasonable written request of the
Company provide the Company at the
Companys expense in a timely manner with
copies of any such proofs certificates or
representations and warranties. No Share
shall be accepted for deposit unless
accompanied by evidence satisfactory to the
Depositary that any necessary exemption is
in force or approval has been granted by any
governmental body in PRC which is then
performing the function of the regulation of
currency exchange.
7.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the fees
reasonable expenses and outofpocket
charges of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Company from time
to time. The Depositary shall present its
statement for such charges and expenses to
the Company once every three months. The
charges and expenses of the Custodian are
for the sole account of the Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including without limitation
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange of stock regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.03 of the
Deposit Agreement) or by Owners as
applicable (1) taxes and other governmental
charges (2) such registration fees as may
from time to time be in effect for the
registration of transfers of Shares generally
on the Share register of the Company or
Foreign Registrar and applicable to transfers
of Shares to or from the name of the
Depositary or its nominee or the Custodian
or its nominee on the making of deposits or
withdrawals under the terms of the Deposit
Agreement (3) such cable telex and
facsimile transmission expenses as are
expressly provided in the Deposit
Agreement (4) such expenses as are incurred
by the Depositary in the conversion of
foreign currency pursuant to Section 4.05 of
the Deposit Agreement (5) a fee of $5.00 or
less per 100 American Depositary Shares (or
portion thereof) for the execution and
delivery of Receipts pursuant to Section
2.03 4.03 or 4.04 of the Deposit Agreement
and the surrender of Receipts pursuant to
Section 2.05 or 6.02 of the Deposit
Agreement (6) a fee of $.02 or less per
American Depositary Share (or portion
thereof) for any cash distribution made
pursuant to the Deposit Agreement
including but not limited to Sections 4.01
through 4.04 thereof (7) a fee for the
distribution of securities pursuant to Section
4.02 of the Deposit Agreement such fee
being in an amount equal to the fee for the
execution and delivery of American
Depositary Shares referred to above which
would have been charged as a result of the
deposit of such securities (for purposes of
this clause (7) treating all such securities as
if they were Shares) but which securities are
instead distributed by the Depositary to
Owners (8) a fee of $.02 or less per
American Depositary Share (or portion
thereof) for depositary services which will
accrue on the last day of each calendar year
and which will be payable as provided in
clause (9) below provided however that no
fee will be assessed under this clause (8) if a
fee was charged pursuant to clause (6) above
during that calendar year and (9) any other
charge payable by the Depositary any of the
Depositarys agents including the Custodian
or the agents of the Depositarys agents in
connection with the servicing of Shares or
other Deposited Securities (which charge
shall be assessed against Owners as of the
date or dates set by the Depositary in
accordance with Section 4.06 of the Deposit
Agreement and shall be payable at the sole
discretion of the Depositary by billing such
Owners for such charge or by deducting
such charge from one or more cash
dividends or other cash distributions).
      The Depositary subject to Article 8
hereof may own and deal in any class of
securities of the Company and its affiliates
and in Receipts.
8.	PRERELEASE OF RECEIPTS.
      Unless requested in writing by the
Company to cease doing so the Depositary
may notwithstanding Section 2.03 of the
Deposit Agreement execute and deliver
Receipts prior to the receipt of Shares
pursuant to Section 2.02 of the Deposit
Agreement (PreRelease).  The Depositary
may pursuant to Section 2.05 of the Deposit
Agreement deliver Shares upon the receipt
and cancellation of Receipts which have
been PreReleased whether or not such
cancellation is prior to the termination of
such PreRelease or the Depositary knows
that such Receipt has been PreReleased.
The Depositary may receive Receipts in lieu
of Shares in satisfaction of a PreRelease.
Each PreRelease will be (a) preceded or
accompanied by a written representation and
agreement from the person to whom
Receipts are to be delivered (the
PreReleasee) that the PreReleasee or its
customer (i) owns the Shares or Receipts to
be remitted as the case may be (ii) assigns
all beneficial rights title and interest in such
Shares or Receipts as the case may be to the
Depositary in its capacity as such and for the
benefit of the Owners and (iii) will not take
any action with respect to such Shares or
Receipts as the case may be that is
inconsistent with the transfer of beneficial
ownership (including without the consent of
the Depositary disposing of such Shares or
Receipts as the case may be) other than in
satisfaction of such PreRelease (b) at all
times fully collateralized with cash U.S.
government securities or such other
collateral as the Depositary determines in
good faith will provide substantially similar
liquidity and security (c) terminable by the
Depositary on not more than five (5)
business days notice and (d) subject to such
further indemnities and credit regulations as
the Depositary deems appropriate.  The
number of Shares not deposited but
represented by American Depositary Shares
outstanding at any time as a result of
PreReleases will not normally exceed thirty
percent (30%) of the Shares deposited
hereunder provided however that the
Depositary reserves the right to disregard
such limit from time to time as it deems
reasonably  appropriate and may with the
prior written consent of the Company
change such limit for purposes of general
application.  The Depositary will also set
Dollar limits with respect to PreRelease
transactions to be entered into hereunder
with any particular PreReleasee on a
casebycase basis as the Depositary deems
appropriate.  For purposes of enabling the
Depositary to fulfill its obligations to the
Owners under the Deposit Agreement the
collateral referred to in clause (b) above
shall be held by the Depositary as security
for the performance of the PreReleasees
obligations to the Depositary in connection
with a PreRelease transaction including the
PreReleasees obligation to deliver Shares or
Receipts upon termination of a PreRelease
transaction (and shall not for the avoidance
of doubt constitute Deposited Securities
hereunder).
      The Depositary may retain for its
own account any compensation received by
it in
connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive Owner and Beneficial
Owner of this Receipt by accepting or
holding the same consents and agrees that
title to this Receipt when properly endorsed
or accompanied by proper instruments of
transfer is transferable by delivery with the
same effect as in the case of a negotiable
instrument under the laws of New York
provided however that the Company and the
Depositary notwithstanding any notice to the
contrary may treat the person in whose name
this Receipt is registered on the books of the
Depositary as the absolute Owner hereof for
the purpose of determining the person
entitled to distribution of dividends or other
distributions or to any notice provided for in
the Deposit Agreement or for all other
purposes.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose unless
this Receipt shall have been executed by the
Depositary by the manual or facsimile
signature of a duly authorized signatory of
the Depositary and if a Registrar for the
Receipts shall have been appointed
countersigned by the manual or facsimile
signature of a duly authorized officer of the
Registrar.
11.	REPORTS INSPECTION OF
TRANSFER BOOKS.
      The Company is subject to the
periodic reporting requirements of the
Securities Exchange Act of 1934 and
accordingly files certain reports with the
Securities and Exchange Commission
(hereinafter called the Commission). Such
reports and communications will be
available for inspection and copying at the
public reference facilities maintained by the
Commission located at 450 Fifth Street
N.W. Washington D.C. 20549.
      The Depositary will make available
for inspection by Owners at its Corporate
Trust Office copies of the Deposit
Agreement and any reports and
communications including any proxy
soliciting material received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company. The Depositary will also
upon the Companys written request send to
Owners of Receipts copies of such reports
and communications when furnished by the
Company pursuant to the Deposit
Agreement. Any such reports and
communications including any such proxy
soliciting material furnished to the
Depositary by the Company shall be
furnished in English to the extent such
materials are required to be translated into
English pursuant to any regulations of the
Commission.
      The Depositary will keep books for
the registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners of
Receipts and the Company provided that
such inspection shall not be for the purpose
of communicating with Owners of Receipts
in the interest of a business or object other
than the business of the Company or a
matter related to the Deposit Agreement or
the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary receives
any cash dividend or other cash distribution
on any Deposited Securities the Depositary
will if at the time of receipt thereof any
amounts received in a foreign currency can
in the judgment of the Depositary be
converted on a reasonable basis into Dollars
transferable to the United States and subject
to the Deposit Agreement as promptly as
practicable convert or cause to be converted
such dividend or distribution into Dollars
and will distribute as promptly as practicable
the amount thus received (net of the fees and
expenses of the Depositary as provided in
Article 7 hereof and Section 5.09 of the
Deposit Agreement if applicable) to the
Owners of Receipts entitled thereto in
proportion to the number of American
Depositary Shares representing such
Deposited Securities held by them
respectively provided however that in the
event that the Company or the Depositary is
required to withhold and does withhold from
any cash dividend or other cash distribution
in respect of any Deposited Securities an
amount on account of taxes the amount
distributed to the Owners of the Receipts
evidencing American Depositary Shares
representing such Deposited Securities shall
be reduced accordingly.
      Subject to the provisions of Section
4.11 and 5.09 of the Deposit Agreement
whenever the Depositary receives any
distribution other than a distribution
described in Section 4.01 4.03 or 4.04 of the
Deposit Agreement the Depositary after
consultation with the Company to the extent
practicable will cause the securities or
property received by it to be distributed as
promptly as practicable to the Owners
entitled thereto in proportion to the numbers
of ADSs representing such Deposited
Securities held by them respectively in any
manner that the Depositary may reasonably
deem equitable and practicable for
accomplishing such distribution provided
however that if in the opinion of the
Depositary such distribution cannot be made
proportionately among the Owners of
Receipts entitled thereto or if for any other
reason the Depositary deems such
distribution not to be feasible the Depositary
may adopt such method as it may reasonably
deem equitable and practicable for the
purpose of effecting such distribution
including but not limited to the public or
private sale of the securities or property thus
received or any part thereof and the net
proceeds of any such sale or the balance of
such property (net of the fees and expenses
of the Depositary as provided in Article 7
hereof and Section 5.09 of the Deposit
Agreement) will be distributed by the
Depositary to the Owners of Receipts
entitled thereto all in the manner and subject
to the conditions described in Section 4.01
of the Deposit Agreement provided however
that no such distributions to Owners
pursuant to Section 4.02 of the Deposit
Agreement shall be unreasonably delayed by
any action of the Depositary or any of its
agents.  To the extent that such securities or
property or the net proceeds thereof are not
effectively distributed to Owners as
provided in the paragraph each American
Depositary Share shall thereafter also
represent the additional securities or
property distributed in respect of the Shares
represented by such American Depositary
Share prior to such distribution.
      If any distribution consists of a
dividend in or free distribution of Shares the
Depositary may after consultation with the
Company to the extent practicable and shall
if the Company shall so request distribute as
promptly as practicable to the Owners of
outstanding Receipts entitled thereto in
proportion to the number of ADSs
representing such Deposited Securities held
by them respectively additional Receipts
evidencing an aggregate number of
American Depositary Shares representing
the amount of Shares received as such
dividend or free distribution subject to the
terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary Shares evidenced by Receipts
including the withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees and expenses of the
Depositary as provided in Article 7 hereof
and Section 5.09 of the Deposit Agreement
provided however that no such distribution
to Owners shall be unreasonably delayed by
any action of the Depositary. The
Depositary may withhold any such
distribution of Receipts if it has not received
satisfactory assurances from the Company
that such distribution does not require
registration under the Securities Act of 1933
or is exempt from registration under the
provisions of such Act. In lieu of delivering
Receipts for fractional American Depositary
Shares in any such case the Depositary will
sell the amount of Shares represented by the
aggregate of such fractions and distribute the
net proceeds all in the manner and subject to
the conditions described in Section 4.01 of
the Deposit Agreement. If additional
Receipts are not so distributed each
American Depositary Share shall
thenceforth also represent the additional
Shares distributed upon the Deposited
Securities represented thereby.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge which the Company or
the Depositary is obligated to withhold the
Depositary may by public or private sale
dispose of all or a portion of such property
(including Shares and rights to subscribe
therefor) in such amounts and in such
manner as the Depositary reasonably deems
necessary and practicable to pay any such
taxes or charges and the Depositary shall
distribute as promptly as practicable the net
proceeds of any such sale after deduction of
such taxes or charges to the Owners of
Receipts entitled thereto in proportion to the
number of American Depositary Shares held
by them respectively and the Depositary
shall as promptly as practicable distribute
any unsold balance of such property in
accordance with the provisions of this
Receipt and the Deposit Agreement. The
Depositary shall forward to the Company or
its agent such information from its records
as the Company may request to enable the
Company or its agent to file necessary
reports with governmental authorities or
agencies.
13.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the owners of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature the Depositary after
consultation with the Company shall have
discretion as to the procedure to be followed
in making such rights available to any
Owners or in disposing of such rights on
behalf of any Owners and making the net
proceeds available to such Owners or if by
the terms of such rights offering or for any
other reason the Depositary may not either
make such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners then the
Depositary shall allow the rights to lapse.
The Depositary may after consultation with
the Company and will at the request of the
Company if the Depositary determines in its
discretion that it is lawful and feasible to
make such rights available to all or certain
Owners but not to other Owners distribute to
any Owner to whom it determines the
distribution to be lawful and feasible in
proportion to the number of American
Depositary Shares held by such Owner
warrants or other instruments therefor in
such form as it reasonably deems
appropriate.
      In circumstances in which rights
would otherwise not be distributed if an
Owner of Receipts requests the distribution
of warrants or other instruments in order to
exercise the rights allocable to the American
Depositary Shares of such Owner under the
Deposit Agreement the Depositary will
make such rights available to such Owner
upon written notice from the Company to
the Depositary that (a) the Company has
elected in its sole discretion to permit such
rights to be exercised and (b) such Owner
has executed such documents as the
Company has determined in its sole
discretion are reasonably required under
applicable law.
      After consultation with the Company
if the Depositary has distributed warrants or
other instruments for rights to all or certain
Owners then upon instruction from such an
Owner pursuant to such warrants or other
instruments to the Depositary from such
Owner to exercise such rights upon payment
by such Owner to the Depositary for the
account of such Owner of an amount equal
to the purchase price of the Shares to be
received upon the exercise of the rights and
upon payment of the fees and expenses of
the Depositary and any other charges as set
forth in such warrants or other instruments
the Depositary shall on behalf of such
Owner exercise the rights and purchase the
Shares and the Company shall cause the
Shares so purchased to be delivered to the
Depositary on behalf of such Owner. As
agent for such Owner the Depositary will
cause the Shares so purchased to be
deposited pursuant to Section 2.02 of the
Deposit Agreement and shall pursuant to
Section 2.03 of the Deposit Agreement
execute and deliver Receipts to such Owner.
In the case of a distribution pursuant to the
second paragraph of this Article 13 such
Receipts shall be legended in accordance
with applicable U.S. laws and shall be
subject to the appropriate restrictions on sale
deposit cancellation and transfer under such
laws.
      If the Depositary determines in its
reasonable discretion that it is not lawful and
feasible to make such rights available to all
or certain Owners it may sell the rights
warrants or other instruments in proportion
to the number of American Depositary
Shares held by the Owners to whom it has
determined it may not lawfully or feasibly
make such rights available and allocate the
net proceeds of such sales (net of the fees
and expenses of the Depositary as provided
in Section 5.09 of the Deposit Agreement
and all taxes and governmental charges
payable in connection with such rights and
subject to the terms and conditions of the
Deposit Agreement) for the account of such
Owners otherwise entitled to such rights
warrants or other instruments upon an
averaged or other practicable basis without
regard to any distinctions among such
Owners because of exchange restrictions or
the date of delivery of any Receipt or
otherwise.
      No distributions of rights or the net
proceeds of any sale of rights shall be
unreasonably delayed by any action of the
Depositary.
      The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act of 1933 with respect to a
distribution to all Owners or are registered
under the provisions of such Act provided
that nothing in the Deposit Agreement shall
create or be construed to create any
obligation on the part of the Company to file
a registration statement with respect to such
rights or underlying securities or to endeavor
to have such a registration statement
declared effective. If an Owner of Receipts
requests the distribution of warrants or other
instruments notwithstanding that there has
been no such registration under such Act the
Depositary shall not effect such distribution
unless it has received an opinion from
recognized counsel in the United States for
the Company upon which the Depositary
may rely that such distribution to such
Owner is exempt from or not subject to such
registration.
      The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
14.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary or the
Custodian shall receive foreign currency by
way of dividends or other distributions or
the net proceeds from the sale of securities
property or rights and if at the time of the
receipt thereof the foreign currency so
received can in the reasonable judgment of
the Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States the
Depositary shall as promptly as practicable
convert or cause to be converted by sale or
in any other manner that it may determine
such foreign currency into Dollars and such
Dollars shall be distributed as promptly as
practicable to the Owners entitled thereto or
if the Depositary shall have distributed any
warrants or other instruments which entitle
the owners thereof to such Dollars then to
the owners of such warrants and/or
instruments upon surrender thereof for
cancellation. Such distribution may be made
upon an averaged or other practicable basis
without regard to any distinctions among
Owners on account of exchange restrictions
the date of delivery of any Receipt or
otherwise and shall be net of any expenses
of conversion into Dollars incurred by the
Depositary as provided in Section 5.09 of
the Deposit Agreement.
      If such conversion or distribution can
be effected only with the approval or license
of any government or agency thereof the
Depositary shall file such application for
approval or license if any as it may deem
desirable.
      If at any time the Depositary shall
determine that in its reasonable judgment
any foreign currency received by the
Depositary or the Custodian is not
convertible on a reasonable basis into
Dollars transferable to the United States or if
any approval or license of any government
or agency thereof which is required for such
conversion is denied or in the reasonable
opinion of the Depositary is not obtainable
or if any such approval or license is not
obtained within a reasonable period as
determined by the Depositary the Depositary
may distribute the foreign currency (or an
appropriate document evidencing the right
to receive such foreign currency) received
by the Depositary to or in its discretion may
hold such foreign currency uninvested and
without liability for interest thereon for the
respective accounts of the Owners entitled to
receive the same.
      If any such conversion of foreign
currency in whole or in part cannot be
effected for distribution to some of the
Owners entitled thereto the Depositary may
in its reasonable discretion make such
conversion and distribution in Dollars to the
extent permissible to the Owners entitled
thereto and may distribute the balance of the
foreign currency received by the Depositary
to or hold such balance uninvested and
without liability for interest thereon for the
respective accounts of the Owners entitled
thereto.
15.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made or whenever rights shall be issued
with respect to the Deposited Securities or
whenever the Depositary shall receive notice
of any meeting of owners of Shares or other
Deposited Securities or whenever for any
reason the Depositary causes a change in the
number of Shares that are represented by
each American Depositary Share or
whenever the Depositary shall find it
reasonably necessary or convenient the
Depositary shall fix a record date which if
practicable shall be the record date if any
established by the Company for such
purpose or if different as near thereto as
practicable (a) for the determination of the
Owners of Receipts who shall be (i) entitled
to receive such dividend distribution or
rights or the net proceeds of the sale thereof
(ii) entitled to give instructions for the
exercise of voting rights at any such meeting
or (iii) obligated to pay any charges pursuant
to clause (9) of Section 5.09 of the Deposit
Agreement or (b) on or after which each
American Depositary Share will represent
the changed number of Shares subject to the
provisions of the Deposit Agreement and
Article 7 of this Receipt.
16.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities if requested in writing
by the Company the Depositary shall as
soon as practicable thereafter mail to the
Owners of Receipts a notice the form of
which notice shall contain (a) such
information as is contained in such notice of
meeting received by the Depositary from the
Company (b) a statement that the Owners of
Receipts as of the close of business on a
specified record date will be entitled subject
to any applicable provision of PRC law or
regulation if any and of the Articles of
Association of the Company to instruct the
Depositary as to the exercise of the voting
rights if any pertaining to the amount of
Shares or other Deposited Securities
represented by their respective American
Depositary Shares and (c) a statement as to
the manner in which and the date by which
such instructions may be given including an
express statement that instructions may be
given (or if the Depositary does not receive
instructions from the Owner on or before the
date established by the Depositary for such
purpose will be deemed to have been given
as described below) to the Depositary to
grant a discretionary proxy with respect to
such Shares or other Deposited Securities to
a person designated by the Company. Upon
the written request of an Owner of a Receipt
on such record date received on or before
the date established by the Depositary for
such purpose (the Instruction Date) the
Depositary shall insofar as practicable vote
or cause to be voted the amount of Shares or
other Deposited Securities represented by
such American Depositary Shares evidenced
by such Receipt in accordance with the
instructions set forth in such request
including any instruction to grant a
discretionary proxy to a person designated
by the Company. The Depositary shall not
vote or attempt to exercise the right to vote
that attaches to the Shares or other
Deposited Securities other than in
accordance with such instructions except
that if after complying with the procedures
described in this Article 16 the Depositary
does not receive instructions from the
Owner of a Receipt on or before the date
established by the Depositary for such
purpose the Depositary will be deemed to
have been instructed to grant and will grant
a discretionary proxy for the Shares or other
Deposited Securities represented by the
American Depositary Shares evidenced by
such Receipt to a person designated by the
Company provided that no such proxy shall
be given with respect to any matter as to
which the Company informs the Depositary
(and the Company agrees to provide such
information as promptly as practicable in
writing) that (x) the Company does not wish
such proxy given (y) substantial opposition
exists or (z) such matter materially and
adversely affects the rights of holders of
Shares.
      There can be no assurance that the
Owners generally or any Owner in particular
will receive the notice described in this
Article sufficiently prior to the date
established by the Depositary for receipt of
instructions to ensure that the Depositary
will vote the Shares or Deposited Securities
in accordance with the provisions set forth
in the preceding paragraph.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      In circumstances where the
provisions of Section 4.03 of the Deposit
Agreement do not apply upon any change in
nominal value splitup consolidation or any
other reclassification of Deposited Securities
or upon any recapitalization reorganization
merger or consolidation or sale of assets
affecting the Company or to which it is a
party any securities which shall be received
by the Depositary or a Custodian in
exchange for or in conversion of or in
respect of Deposited Securities shall be
treated as new Deposited Securities under
the Deposit Agreement and American
Depositary Shares shall thenceforth
represent the new Deposited Securities so
received in exchange or conversion unless
additional Receipts are delivered pursuant to
the following sentence. In any such case the
Depositary may and shall if the Company
shall so request execute and deliver
additional Receipts as in the case of a
dividend in Shares or call for the surrender
of outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
      Neither the Depositary nor the
Company nor any of their respective
directors officers employees agents or
affiliates shall incur any liability to any
Owner or Beneficial Owner if by reason of
any provision of any present or future law or
regulation of the United States Hong Kong
or any other country or of any other
governmental or regulatory authority or
stock exchange or by reason of any
provision present or future of the Articles of
Association of the Company or by reason of
any provision of any securities issued or
distributed by the Company or any offering
or distribution thereof or by reason of any
act of God or war or other circumstances
beyond its control the Depositary or the
Company or any of their respective directors
officers employees agents or affiliates shall
be prevented delayed or forbidden from or
be subject to any civil or criminal penalty on
account of doing or performing any act or
thing which by the terms of the Deposit
Agreement or Deposited Securities it is
provided shall be done or performed nor
shall the Depositary or the Company or any
of their respective directors officers
employees agents or affiliates incur any
liability to any Owner or Beneficial Owner
by reason of any nonperformance or delay
caused as aforesaid in the performance of
any act or thing which by the terms of the
Deposit Agreement it is provided shall or
may be done or performed or by reason of
any exercise of or failure to exercise any
discretion provided for in the Deposit
Agreement. Where by the terms of a
distribution pursuant to Section 4.01 4.02 or
4.03 of the Deposit Agreement or an
offering or distribution pursuant to Section
4.04 of the Deposit Agreement or for any
other reason such distribution or offering
may not be made available to Owners of
Receipts and the Depositary may not dispose
of such distribution or offering on behalf of
such Owners and make the net proceeds
available to such Owners then the
Depositary shall not make such distribution
or offering and shall allow any rights if
applicable to lapse. Neither the Company
nor the Depositary assumes any obligation
or shall be subject to any liability under the
Deposit Agreement to Owners or Beneficial
Owners of Receipts except that they agree to
perform their obligations specifically set
forth in the Deposit Agreement without
negligence or bad faith. The Depositary
shall not be subject to any liability with
respect to the validity or worth of the
Deposited Securities. Neither the Depositary
nor the Company nor any of their respective
directors officers employees agents or
affiliates shall be under any obligation to
appear in prosecute or defend any action suit
or other proceeding in respect of any
Deposited Securities or in respect of the
Receipts which in its opinion may involve it
in expense or liability unless indemnity
satisfactory to it against all expense and
liability shall be furnished as often as may
be required and the Custodian shall not be
under any obligation whatsoever with
respect to such proceedings the
responsibility of the Custodian being solely
to the Depositary. Neither the Depositary
nor the Company nor any of their respective
directors officers employees agents or
affiliates shall be liable for any action or
nonaction by it in reliance upon the advice
of or information from legal counsel
accountants any person presenting Shares
for deposit any Owner or Beneficial Owner
of a Receipt or any other person believed by
it in good faith to be competent to give such
advice or information. The Depositary the
Custodian and the Company and each of
their respective directors officers employees
agents and affiliates may rely and shall be
protected in acting upon any written notice
request direction or other document or
instrument reasonably believed by it to be
genuine and to have been signed or
presented by the proper party or parties. The
Depositary shall not be responsible for any
failure to carry out any instructions to vote
any of the Deposited Securities or for the
manner in which any such vote is cast or the
effect of any such vote provided that any
such action or nonaction is in good faith.
The Depositary shall not be liable for any
acts or omissions made by a successor
depositary whether in connection with a
previous act or omission of the Depositary
or in connection with a matter arising
wholly after the removal or resignation of
the Depositary provided that in connection
with the issue out of which such potential
liability arises the Depositary performed its
obligations without negligence or bad faith
while it acted as Depositary. The Company
agrees to indemnify the Depositary its
directors employees agents and affiliates and
any Custodian against and hold each of them
harmless from any liability or expense
(including but not limited to the reasonable
expenses of counsel) which may arise out of
registration with the Commission of
Receipts American Depositary Shares or
Deposited Securities or the offer or sale
thereof in the United States or out of acts
performed or omitted in accordance with the
provisions of the Deposit Agreement and of
the Receipts as the same may be amended
modified or supplemented from time to time
(i) by either the Depositary or a Custodian or
their respective directors employees agents
and affiliates except for any liability or
expense arising out of the negligence or bad
faith of either of them or (ii) by the
Company or any of its directors employees
agents and affiliates except to the extent that
such liability or expense arises out of
information relating to the Depositary or the
Custodian as applicable furnished in writing
to the Company by the Depositary as
applicable expressly for use in any
registration statement proxy statement
prospectus (or placement memorandum) or
preliminary prospectus (or preliminary
placement memorandum) relating to the
Receipts or the American Depositary Shares
represented thereby and not materially
altered.  The indemnities contained in the
preceding paragraph shall not extend to any
liability or expense which may arise out of
any Prerelease Transaction.  For purposes of
this provision the term Prerelease
Transaction means any transaction entered
into by the Depositary (other than any such
transaction to which the Company is a party)
to implement or carry out any one or more
Prereleases (including without limitation any
transaction pursuant to Section 2.09 of the
Deposit Agreement) but does not include the
execution and delivery transfer or exchange
or surrender and cancellation of any
Prereleased Receipts or any other act
performed or omitted in accordance with the
provisions of the Deposit Agreement or the
Receipts.  In addition for the avoidance of
doubt it is understood that the first sentence
of this subparagraph shall not apply to any
liability or expense which may arise out of
any misstatement or alleged misstatement or
omission or alleged omission in any
registration statement proxy statement
prospectus (or placement memorandum) or
preliminary prospectus (or preliminary
placement memorandum) relating to the
offer or sale of American Depositary Shares
except to the extent any such liability or
expense arises out of (i) information relating
to the Depositary or any Custodian (other
than the Company) as applicable furnished
in writing and not materially changed or
altered by the Company expressly for use in
any of the foregoing documents or (ii) if
such information is provided the failure to
state a material fact necessary to make the
information provided not misleading.  The
Depositary agrees to indemnify the
Company its directors officers employees
agents and affiliates and hold them harmless
from any liability or expense (including but
not limited to reasonable fees and expenses
of counsel) which may arise out of acts
performed or omitted by the Depositary or
its Custodian or their respective directors
officers employees agents and affiliates due
to their negligence or bad faith.
      No disclaimer of liability under the
Securities Act of 1933 is intended by any
provision of the Deposit Agreement.
19.	RESIGNATION AND REMOVAL
OF THE DEPOSITARY
APPOINTMENT OF
SUCCESSOR CUSTODIAN.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement by written notice of its election
so to do delivered to the Company such
resignation to take effect upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.
      The Depositary may at any time be
removed by the Company by 120 days prior
written notice of such removal which shall
become effective upon the later to occur of
(i) the 120th day after delivery of the notice
to the Depositary or (ii) the appointment of a
successor depositary and its acceptance of
such appointment as provided in the Deposit
Agreement. Whenever the Depositary in its
reasonable discretion determines that it is in
the best interest of the Owners of Receipts to
do so it may with notice to the Company
appoint a substitute or additional custodian
or custodians.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary without the consent of Owners or
Beneficial Owners of Receipts in any
respect which they may deem necessary or
desirable. Any amendment which shall
impose or increase any fees or charges
(other than taxes and other governmental
charges registration fees and cable telex or
facsimile transmission costs delivery costs
or other such expenses) or which shall
otherwise prejudice any substantial existing
right of Owners of Receipts shall however
not become effective as to outstanding
Receipts until the expiration of thirty days
after notice of such amendment shall have
been given to the Owners of outstanding
Receipts. Every Owner Of a Receipt at the
time any amendment so becomes effective
shall be deemed by continuing to hold such
Receipt to consent and agree to such
amendment and to be bound by the Deposit
Agreement as amended thereby. In no event
shall any amendment impair the right of the
Owner of any Receipt to surrender such
Receipt and receive therefor the Deposited
Securities represented thereby except in
order to comply with mandatory provisions
of applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary at any time at the
direction of the Company shall terminate the
Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 90 days
prior to the date fixed in such notice for such
termination. The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of such termination to the Company
and the Owners of all Receipts then
outstanding if at any time 90 days shall have
expired after the Depositary shall have
delivered to the Company a written notice of
its election to resign and a successor
depositary shall not have been appointed and
accepted its appointment as provided in the
Deposit Agreement. On and after the date of
termination the Owner of a Receipt will
upon (a) surrender of such Receipt at the
Corporate Trust Office of the Depositary (b)
payment of the fee of the Depositary for the
surrender of Receipts referred to in Section
2.05 of the Deposit Agreement and (c)
payment of any applicable taxes or
governmental charges be entitled to delivery
to him or upon his order of the amount of
Deposited Securities represented by the
American Depositary Shares evidenced by
such Receipt. If any Receipts shall remain
outstanding after the date of termination the
Depositary thereafter shall discontinue the
registration of transfers of Receipts shall
suspend the distribution of dividends to the
Owners thereof and shall not give any
further notices or perform any further acts
under the Deposit Agreement except that the
Depositary shall continue to collect
dividends and other distributions pertaining
to Deposited Securities shall sell rights and
other property as provided in the Deposit
Agreement and shall continue to deliver
Deposited Securities together with any
dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property in
exchange for Receipts surrendered to the
Depositary (after deducting in each case the
fee of the Depositary for the surrender of a
Receipt any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement and any applicable taxes or
governmental charges). At any time after the
expiration of one year from the date of
termination the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale
together with any other cash then held by it
thereunder unsegregated and without
liability for interest for the pro rata benefit
of the Owners of Receipts which have not
theretofore been surrendered such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds. After making such sale the
Depositary shall be discharged from all
obligations under the Deposit Agreement
except to account for such net proceeds and
other cash (after deducting in each case the
fee of the Depositary for the surrender of a
Receipt any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement and any applicable taxes or
governmental charges) and except for its
obligations to the Company under Section
5.08 of the Deposit Agreement. Upon the
termination of the Deposit Agreement the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
under Sections 5.08 and 5.09 of the Deposit
Agreement.
22.	DISCLOSURE OF INTERESTS.
      The Company may from time to time
request Owners and Beneficial Owners to
provide information (a) as to the capacity in
which such Owners and Beneficial Owners
own or owned American Depositary Shares
(b) regarding the identity of any other
persons then or previously interested in such
American Depositary Shares and (c) the
nature of such interest and various other
matters. Each Owner and Beneficial Owner
agrees to provide any information requested
by the Company or the Depositary pursuant
to this Article 22. The Depositary agrees to
use reasonable efforts to comply with
written instructions received from the
Company requesting that the Depositary
forward any such requests to the Owners
and Beneficial Owners and to forward in a
timely manner to the Company any
responses to such requests received by the
Depositary to the extent permitted by
applicable law.
      Owners and Beneficial Owners will
be subject to the provisions of the Hong
Kong Securities (Disclosure of Interests)
Ordinance (the Ordinance) and any other
legislation or regulations of Hong Kong
from time to time in effect regarding the
disclosure of interests in Shares. For the
purposes of this Article the term interest
shall have the meaning ascribed thereto in
the Ordinance. Under the Ordinance an
Owner or Beneficial Owner may have a duty
to notify the Company if such Owner or
Beneficial Owner becomes aware that its
interest in Shares (including its interest in
Shares represented by American Depositary
Shares) equals or exceeds 10% or more of
the issued Share capital of the Company.
Such Owner or Beneficial Owner may be
required to further notify the Company of
certain changes in such Owners or
Beneficial Owners interest in the Shares or
if such Owner or Beneficial Owner ceases to
have an interest in 10% or more of the
issued Share capital of the Company. Under
the Ordinance the Company has certain
rights and duties to make inquiries to
persons whom the Company knows or has
reasonable cause to believe to be interested
in the Shares (including in Shares
represented by American Depositary Shares)
concerning such persons interest in the
Shares. In the event that any person with
whom the Company has made such inquiry
fails to respond thereto or provides false
information in response thereto such person
may also be subject to sanctions and
criminal penalties. The Depositary agrees
that it shall use reasonable efforts to assist
the Company in obtaining such information
with respect to American Depositary Shares
provided that nothing herein shall be
interpreted as obligating the Depositary to
provide or obtain any such information not
provided to the Depositary by such Owners
or Beneficial Owners or otherwise in the
possession of the Depositary.
23.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
      Notwithstanding anything in the
Deposit Agreement to the contrary the
Company and the Depositary each agrees
that it will not exercise any rights it has
under the Deposit Agreement to permit the
withdrawal or delivery of Deposited
Securities in a manner which would violate
the U.S. securities laws including but not
limited to Section I.A.(1) of the General
Instructions to the Form F6 Registration
Statement as amended from time to time
under the Securities Act of 1933.
24.	SUBMISSION TO
JURISDICTION
APPOINTMENT OF AGENT
FOR SERVICE OF PROCESS.
      The Company hereby (i) irrevocably
designates and appoints CT Corporation
System 111 Eighth Avenue New York New
York 10019 in the State of New York as the
Companys authorized agent upon which
process may be served in any suit or
proceeding arising out of or relating to the
Shares or Deposited Securities the American
Depositary Shares the Receipts or the
Agreement and (ii) agrees that service of
process upon said authorized agent shall be
deemed in every respect effective service of
process upon the Company in any such suit
or proceeding.  The Company agrees to
deliver upon the execution and delivery of
the Deposit Agreement a written acceptance
by such agent of its appointment as such
agent.  The Company further agrees to take
any and all action including the filing of any
and all such documents and instruments as
may be necessary to continue such
designation and appointment in full force
and effect for so long as any American
Depositary Shares or Receipts remain
outstanding or the Agreement remains in
force.  In the event the Company fails to
continue such designation and appointment
in full force and effect the Company hereby
waives personal service of process upon it
and consents that any such service of
process may be made by certified or
registered mail return receipt requested
directed to the Company at its address last
specified for notices hereunder and service
so made shall be deemed completed five (5)
days after the same shall have been so
mailed.
25.	WAIVER OF IMMUNITIES.
      To the extent that the Company or
any of its properties assets or revenues may
have or may hereafter become entitled to or
have attributed to it any right of immunity
on the grounds of sovereignty or otherwise
from any legal action suit or proceeding
from the giving of any relief in any respect
thereof from setoff or counterclaim from the
jurisdiction of any court from service of
process from attachment upon or prior to
judgment from attachment in aid of
execution or judgment or from execution of
judgment or other legal process or
proceeding for the giving of any relief or for
the enforcement of any judgment in any
jurisdiction in which proceedings may at any
time be commenced with respect to its
obligations liabilities or any other matter
under or arising out of or in connection with
the Shares or Deposited Securities the
American Depositary Shares the Receipts or
the Agreement the Company to the fullest
extent permitted by law hereby irrevocably
and unconditionally waives and agrees not
to plead or claim any such immunity and
consents to such relief and enforcement.
26.	ARBITRATION SETTLEMENT
OF DISPUTES.
            (i)	Any controversy
claim or cause of action brought by any
party or parties hereto against any other
party or parties hereto arising out of or
relating to the Deposit Agreement shall be
settled by arbitration in accordance with the
Commercial Arbitration Rules of the
American Arbitration Association and
judgment upon the award rendered by the
arbitrators may be entered in any court
having jurisdiction thereof.
            (ii)	The place of the
arbitration shall be the City of New York
State of New York United States of America
and the language of the arbitration shall be
English.
            (iii)	The number of
arbitrators shall be three each of whom shall
be disinterested in the dispute or controversy
shall have no connection with any party
thereto and shall be an attorney experienced
in international securities transactions.  Each
party shall appoint one arbitrator and the
two arbitrators shall select a third arbitrator
who shall serve as chairperson of the
tribunal.  If a dispute controversy or cause of
action shall involve more than two parties
the parties shall attempt to align themselves
in two sides (i.e. claimant and respondent)
each of which shall appoint one arbitrator as
if there were only two parties to such dispute
controversy or cause of action.  If either or
both parties fail to select an arbitrator or if
such alignment (in the event there is more
than two parties) shall not have occurred
within sixty (60) calendar days after the
initiating party serves the arbitration demand
or the two arbitrators fail to select a third
arbitrator within sixty (60) calendar days of
the selection of the second arbitrator the
American Arbitration Association shall
appoint the arbitrator or arbitrators in
accordance with its rules.  The parties and
the American Arbitration Association may
appoint the arbitrators from among the
nationals of any country whether or not a
party is a national of that country.
            (iv)	The arbitrators shall
have no authority to award damages not
measured by the prevailing partys actual
damages and shall have no authority to
award any consequential special or punitive
damages and may not in any event make any
ruling finding or award that does not
conform to the terms and conditions of the
Deposit Agreement.
            (v)	In the event any
thirdparty action or proceeding is instituted against the Depositary relating to or arising from any act or failure to act by the Company the Company hereby submits to the personal jurisdiction of the court or administrative agency in which such action or proceeding is brought.




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